ALC COMMUNICATIONS CORPORATION AND SUBSIDIARY                      Exhibit 11.1
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

                                                                                                   Year ended December 31,
                                                                                          ----------------------------------------
                                                                                              1994          1993              1992
                                                                                              ----          ----              ----
                                                                                           (in thousands except per share amounts)
EARNINGS PER SHARE
Income before extraordinary items and cumulative effect of accounting change                 $64,329        $39,676         $13,826
Accretion of discount on Class A Preferred Stock                                                               (364)           (860)
Accrued dividends on Class A Preferred Stock                                                                   (453)         (3,254)
Accretion of payment to certain Class A Preferred Stockholders                                                                 (268)
                                                                                             -------        -------          ------
Income before extraordinary items and cumulative effect of accounting
  change available for Common Stockholders                                                   $64,329        $38,859          $9,444
Extraordinary items:
  Loss related to early retirement of debt                                                                   (7,490)
  Utilization of operating loss carryforward                                                                                  7,000
Cumulative effect of change in method of accounting for income taxes                                         13,500
                                                                                             -------        -------          ------
Net Income Available for Common Stockholders                                                 $64,329        $44,869         $16,444
                                                                                             =======        =======         =======
Weighted average common shares outstanding during the period                                  33,471         28,864          18,603
                                                                                             =======        =======         =======
  Earnings per common and common equivalent share:
  Income before extraordinary items and cumulative effect of accounting change                 $1.92          $1.35           $0.51
  Extraordinary items:
    Loss related to early retirement of debt                                                                  (0.26)
    Utilization of operating loss carryforward                                                                                 0.37
  Cumulative effect of change in method of accounting for income taxes                                         0.47
                                                                                             -------        -------          ------
  Net Income                                                                                   $1.92          $1.56           $0.88
                                                                                             =======        =======         =======

PRIMARY EARNINGS PER SHARE

Income before extraordinary items and cumulative effect of accounting change                 $64,329        $39,676         $13,826
Accretion of discount on Class A Preferred Stock                                                               (364)           (860)
Accrued dividends on Class A Preferred Stock                                                                   (453)         (3,254)
Accretion of payment to certain Class A Preferred Stockholders                                                    0            (268)
                                                                                             -------        -------          ------
Income before extraordinary items and cumulative effect of accounting
  change available for Common Stockholders                                                   $64,329        $38,859          $9,444
Extraordinary items:
  Loss related to early retirement of debt                                                         0         (7,490)
  Utilization of operating loss carryforward                                                                                  7,000
Cumulative effect of change in method of accounting for income taxes                               0         13,500
                                                                                             -------        -------          ------
Net Income Available for Common Stockholders                                                 $64,329        $44,869         $16,444
                                                                                             =======        =======         =======
Weighted average common shares outstanding during the period                                  33,471         28,864          18,603
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred prior
    to conversion to Common Stock                                                                               875           3,538
                                                                                             -------        -------          ------
Weighted Average Common and Common Equivalent Shares                                          33,471         29,739          22,141
                                                                                             =======        =======         =======
  Earnings per common and common equivalent share:
  Income before extraordinary items and cumulative effect of accounting change                 $1.92          $1.31           $0.43
  Extraordinary items:
    Loss related to early retirement of debt                                                                  (0.25)
    Utilization of operating loss carryforward                                                                                 0.31
  Cumulative effect of change in method of accounting for income taxes                                         0.45
                                                                                             -------        -------          ------
  Net Income                                                                                   $1.92          $1.51           $0.74
                                                                                             =======        =======         =======

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
                                                                                                    Year ended December 31,
                                                                                        ------------------------------------------
                                                                                            1994          1993            1992(1)
                                                                                            ----          ----            -------
                                                                                         (in thousands except per share amounts)
PRIMARY EARNINGS PER SHARE -- MODIFIED TREASURY STOCK METHOD
Income before extraordinary items and cumulative effect of accounting change               $64,329        $39,676        $13,826
Accretion of discount on Class A Preferred Stock                                                             (364)          (860)
Accrued dividends on Class A Preferred Stock                                                                 (453)        (3,254)
Accretion of payment to certain Class A Preferred Stockholders                                                              (268)
Effect of Modified Treasury Stock Method:
  Reduction in interest (net of tax)                                                                                       4,404
Income before extraordinary items and cumulative effect of accounting                      -------        -------        -------
  change available for Common Stockholders                                                 $64,329        $38,859        $13,848
Extraordinary items:
  Loss related to early retirement of debt                                                                 (7,490)
  Utilization of operating loss carryforward                                                                               8,569
Cumulative effect of change in method of accounting for income taxes                                       13,500
                                                                                           -------        -------        -------
Net Income Available for Common Stockholders                                               $64,329        $44,869        $22,417
                                                                                           =======        =======        =======
Weighted average common shares outstanding during the period                                33,471         28,864         18,603
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred prior
    to conversion to Common Stock                                                                             875          3,538
Effect of Modified Treasury Stock Method:
  Assumed exercise of all option and warrants                                                8,228         10,581         10,162
  Assumed repurchase of up to 20% of Common Stock outstanding                               (3,346)        (3,972)        (3,721)
                                                                                           -------        -------        -------
Weighted Average Common and Common Equivalent Shares                                        38,353         36,348         28,582
                                                                                           =======        =======        =======
  Earnings per common and common eqivalent share:
  Income before extraordinary items and cumulative effect of accounting change               $1.68          $1.07          $0.48
  Extraordinary items:
    Loss related to early retirement of debt                                                                (0.21)
    Utilization of operating loss carryforward                                                                              0.30
  Cumulative effect of change in method of accounting for income taxes                                       0.37
                                                                                           -------        -------        -------
  Net Income                                                                                 $1.68          $1.23          $0.78
                                                                                           =======        =======        =======
                                                                                                       Year ended
                                                                                                    December 31, 1993
                                                                                                    -----------------
FULLY DILUTED EARNINGS PER SHARE (2)

Weighted average common shares outstanding during the period                                               28,864
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred prior
    to conversion to Common Stock                                                                             875
Effect of Modified Treasury Stock Method:
  Assumed exercise of all option and warrants                                                              10,581
  Assumed repurchase of up to 20% of Common Stock outstanding                                              (2,878)
                                                                                                           ------
Weighted Average Common and Common Equivalent Shares                                                       37,442
                                                                                                           ======

  Income before extraordinary items and cumulative effect of accounting change                              $1.04
  Extraordinary items:
    Loss related to early retirement of debt                                                                (0.20)
    Utilization of operating loss carryforward
  Cumulative effect of change in method of accounting for income taxes                                       0.36
                                                                                                           ------
  Net Income                                                                                                $1.20
                                                                                                           ======



(1) Modified Treasury Stock Method is not used because the net effect is anti-dilutive.
(2) This calculation is submitted in accordance with regulation S-K item 601(b)(11). The fully diluted earnings per share for 1994 and 1992 does not differ from the primary earnings per share.